                                                                 EXHIBIT 25(b)

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549




                                   FORM T-1
                                   --------

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE



               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                 OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) __

                       ---------------------------------

                      THE FIRST NATIONAL BANK OF CHICAGO
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)


  A NATIONAL BANKING ASSOCIATION                         36-0899825
                                                        (I.R.S. EMPLOYER
                                                        IDENTIFICATION NUMBER)



ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS             60670-0126
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)           (ZIP CODE)


                      THE FIRST NATIONAL BANK OF CHICAGO
                     ONE FIRST NATIONAL PLAZA, SUITE 0286
                        CHICAGO, ILLINOIS   60670-0286
            ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                      -----------------------------------

                            CNF TRANSPORTATION INC.
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)




     DELAWARE                                           94-1444798
 (STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NUMBER)


     3240 HILLVIEW AVENUE
     PALO ALTO, CALIFORNIA                              94304
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ZIP CODE)



                                DEBT SECURITIES
                        (TITLE OF INDENTURE SECURITIES)

ITEM 1.   GENERAL INFORMATION.  FURNISH THE FOLLOWING
          --------------------
          INFORMATION AS TO THE TRUSTEE:

          (a) NAME AND ADDRESS OF EACH EXAMINING OR
          SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

          Comptroller of Currency, Washington, D.C.,
          Federal Deposit Insurance Corporation,
          Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

          (b) WHETHER IT IS AUTHORIZED TO EXERCISE
          CORPORATE TRUST POWERS.

          The trustee is authorized to exercise corporate trust powers.


ITEM 2.   AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
          ------------------------------
          IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
          SUCH AFFILIATION.

          No such affiliation exists with the trustee.

ITEM 16.  LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
          -----------------
          PART OF THIS STATEMENT OF ELIGIBILITY.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.  A copy of the existing by-laws of the trustee.*

          5.  Not Applicable.

          6.  The consent of the trustee required by
              Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.  Not Applicable.

          9.  Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 21st day of September, 1998.



                    THE FIRST NATIONAL BANK OF CHICAGO,
                    TRUSTEE


                    BY /s/ Steven M. Wagner
                       ------------------------
                           STEVEN M. WAGNER
                           FIRST VICE PRESIDENT




* EXHIBITS 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25 TO THE REGISTRATION STATEMENT ON FORM S-3 OF U S WEST CAPITAL FUNDING, INC. FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 6, 1998 (REGISTRATION NO. 333-51907-01).

                                 EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT



                                    September 21, 1998


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture of CNF Transportation Inc. to The First National Bank of Chicago, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                         Very truly yours,

                         THE FIRST NATIONAL BANK OF CHICAGO



                    BY: /s/ Steven M. Wagner
                        --------------------------
                            STEVEN M. WAGNER
                            FIRST VICE PRESIDENT

                                 EXHIBIT 7

Legal Title of Bank:     The First National Bank of Chicago  Call Date: 06/30/98  ST-BK:  17-1630 FFIEC 031
Address:                 One First National Plaza, Ste 0460                                      Page RC-1
City, State  Zip:        Chicago, IL  60670
FDIC Certificate No.:    0/3/6/1/8
                         ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                    DOLLAR AMOUNTS IN THOUSANDS                C400
                                                                                                               ----
ASSETS
1.   Cash and balances due from depository institutions (from Schedule RC-A):                  RCFD
                                                                                               ----
     a. Noninterest-bearing balances and currency and coin(1)..............................    0081          4,490,272     1.a
     b. Interest-bearing balances(2).......................................................    0071          5,586,990     1.b
2.   Securities
     a. Held-to-maturity securities (from Schedule RC-B, column A).........................    1754                  0     2.a
     b. Available-for-sale securities (from Schedule RC-B, column D).......................    1773          8,974,952     2.b
3.   Federal funds sold and securities purchased under agreements to resell................    1350          5,558,583     3.
4.   Loans and lease financing receivables:                                                    RCFD
                                                                                               ----
     a. Loans and leases, net of unearned income (from Schedule RC-C)......................    2122         28,257,868     4.a
     b. LESS: Allowance for loan and lease losses..........................................    3123            413,742     4.b
     c. LESS: Allocated transfer risk reserve..............................................    3128                  0     4.c
                                                                                               RCFD
                                                                                               ----
     d. Loans and leases, net of unearned income, allowance,
        and reserve (item 4.a minus 4.b and 4.c)...........................................    2125         27,844,126     4.d
5.   Trading assets (from Schedule RD-D)...................................................    3545          6,073,169     5.
6.   Premises and fixed assets (including capitalized leases)..............................    2145            721,430     6.
7.   Other real estate owned (from Schedule RC-M)..........................................    2150              6,827     7.
8.   Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M)........................................................    2130            184,515     8.
9.   Customers' liability to this bank on acceptances outstanding..........................    2155            310,026     9.
10.  Intangible assets (from Schedule RC-M)................................................    2143            302,859    10.
11.  Other assets (from Schedule RC-F).....................................................    2160          2,137,491    11.
12.  Total assets (sum of items 1 through 11)..............................................    2170         62,191,240    12.

------------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:     The First National Bank of Chicago  Call Date: 06/30/98  ST-BK:  17-1630 FFIEC 031
Address:                 One First National Plaza, Ste 0460                                      Page RC-2
City, State  Zip:        Chicago, IL  60670
FDIC Certificate No.:    0/3/6/1/8
                         ---------

SCHEDULE RC-CONTINUED

                                                                    DOLLAR AMOUNTS IN THOUSANDS

LIAIBILITIES
13.  Deposits:                                                                                 RCON
                                                                                               ----
     a. In domestic offices (sum of totals of columns A and C
        from Schedule RC-E, part 1)........................................................    2200         21,810,607    13.a
        (1) Noninterest-bearing(1).........................................................    6631          9,864,956    13.a1
        (2) Interest-bearing...............................................................    6636         11,945,651    13.a2
                                                                                               RCFN
                                                                                               ----
     b. In foreign offices, Edge and Agreement subsidiaries, and
        IBFs (from Schedule RC-E, part II).................................................    2200         15,794,963    13.b
        (1) Noninterest bearing............................................................    6631            482,528    13.b1
        (2) Interest-bearing...............................................................    6636         15,312,435    13.b2
14.  Federal funds purchased and securities sold under agreements to repurchase:               RCFD 2800     3,858,711    14
15.  a. Demand notes issued to the U.S. Treasury                                               RCON 2840     1,444,748    15.a
     b. Trading Liabilities (from Sechedule RC-D)..........................................    RCFD 3548     5,661,633    15.b
16.  Other borrowed money:                                                                     RCFD
                                                                                               ----
     a. With original maturity of one year or less.........................................    2332          4,356,061    16.a
     b. With original  maturity of more than one year......................................    A547            385,550    16.b
     c. With original maturity of more than three years....................................    A548            320,386    16.c
17.  Not applicable
18.  Bank's liability on acceptance executed and outstanding...............................    2920            310,026    18.
19.  Subordinated notes and debentures.....................................................    3200          2,200,000    19.
20.  Other liabilities (from Schedule RC-G)................................................    2930          1,176,564    20.
21.  Total liabilities (sum of items 13 through 20)........................................    2948         57,319,249    21.
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus.........................................    3838                  0    23.
24.  Common stock..........................................................................    3230            200,858    24.
25.  Surplus (exclude all surplus related to preferred stock)..............................    3839          3,188,187    25.
26.  a. Undivided profits and capital reserves.............................................    3632          1,467,324    26.a
     b. Net unrealized holding gains (losses) on available-for-sale securities.............    8434             18,040    26.b
27.  Cumulative foreign currency translation adjustments...................................    3284             (2,418)   27.
28.  Total equity capital (sum of items 23 through 27).....................................    3210          4,871,991    28.
29.  Total liabilities, limited-life preferred stock, and equity
     capital (sum of items 21, 22, and 28).................................................    3300         62,191,240    29.


Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best
   describes the most comprehensive level of auditing work performed for the bank by                             Number
   independent external auditors as of any date during 1996 ...............................    RCFD 6724  N/A    M.1.


1 =   Independent audit of the bank conducted in accordance         4 =   Directors' examination of the bank performed by other
      with generally accepted auditing standards by a certified           external auditors (may be required by state chartering
      public accounting firm which submits a report on the bank           authority)
2 =   Independent audit of the bank's parent holding company        5 =   Review of the bank's financial statements by external
      conducted in accordance with generally accepted auditing            auditors
      standards by a certified public accounting firm which         6 =   Compilation of the bank's financial statements by
      submits a report on the consolidated holding company                external auditors
      (but not on the bank separately)                              7 =   Other audit procedures (excluding tax preparation work)
3 =   Directors' examination of the bank conducted in               8 =   No external audit work
      accordance with generally accepted auditing standards
      by a certified public accounting firm (may be required by
      state chartering authority)

-------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.